Exhibit 99.1

Designer Brands Inc. Increases Price Range and Satisfies the Financing Contingency for Tender Offer to Repurchase up to $100 Million of its Class A Common Shares

COLUMBUS, Ohio, June 23, 2023 - Designer Brands Inc. (NYSE: DBI) (the “Company” and “Designer Brands”), one of the world’s largest designers, producers, and retailers of footwear and accessories, announced today that it is amending its previously announced modified “Dutch auction” tender offer (the “Offer”) to purchase for cash up to $100 million in value of its Class A common shares (the “Shares”). The Offer originally was set at a price per share not greater than $8.00 nor less than $7.00, less any applicable withholding taxes and without interest. Additionally, the Offer originally was conditioned on the Company entering into a term loan agreement for $135 million to be used principally to fund the Offer (the “Financing Contingency”). As amended, the Offer is now set at a price per share not greater than $10.00 nor less than $8.75, less any applicable withholding taxes and without interest. Furthermore, as amended, the Offer is no longer subject to the Financing Contingency, as the Company has satisfied such condition through its entry into a senior secured term loan in the maximum aggregate principal amount of $135 million, effective June 23, 2023.

As the price range of the Offer has been increased as described above, shareholders who have already tendered Shares and indicated that they would be willing to sell their tendered Shares to the Company at the final purchase price determined by the Company under the Offer, or whose tender is within the amended price range for purchase and who do not wish to change their tender, do not need to take any further action. All previous tenders by shareholders who did not indicate that they would be willing to sell their Shares at the final purchase price determined under the Offer and whose tender is not within the amended price range for purchase have been invalidated. Therefore, such shareholders, and any other shareholders who wish to tender their Shares in the Offer or change the number of Shares or the price at which they wish to tender such Shares in the Offer, must deliver an amended Letter of Transmittal to the depositary for the Offer on or prior to the Expiration Date (as defined below).

The closing price per share of the Shares on the New York Stock Exchange on Thursday, June 22, 2023, the last full trading day prior to today’s announcement, was $9.37 per Share.

The Offer is made in accordance with the terms and subject to the conditions described in the Offer to Purchase, dated June 8, 2023 (the “Offer to Purchase”), the Supplement to the Offer to Purchase, dated June 23, 2023 (the “Supplement”), the accompanying Amended Letter of Transmittal, dated June 23, 2023, and certain other materials related thereto (together, as amended, with the Offer to Purchase and the Supplement, the “Amended Offer Materials”), as each may be amended or supplemented from time to time. The Offer will expire at 12:00 Midnight, ET, at the end of the day on July 7, 2023 (the “Expiration Date”), unless the Offer is extended or earlier terminated. Tenders of Shares must be made on or prior to the Expiration Date and may be withdrawn at any time prior to the Expiration Date in accordance with the procedures described in the Amended Offer Materials.

The Offer is not contingent upon any minimum number of Shares being tendered. However, the Offer is subject to a number of other terms and conditions, which are described in detail in the Amended Offer Materials.

Neither the Company’s management, nor any of its Board of Directors, executive officers, the Dealer Managers, the Information Agent or the depositary is making any recommendation to shareholders as to whether to tender or refrain from tendering their shares in the Offer. Shareholders must decide how many shares they will tender, if any, and the price within the stated range at which they will tender their shares. Shareholders should consult their financial and tax advisors in making this decision.

Holders of Shares will be able to obtain the Amended Offer Materials free of charge on the Company’s website at investors.designerbrands.com or the Securities and Exchange Commission’s website at www.sec.gov. In addition, holders of Shares may request copies of the Amended Offer Materials and other filed tender offer documents free of charge by contacting Georgeson LLC, the Information Agent for the Offer, by telephone toll-free at (866) 391-6921 or in writing to 1290 Avenue of the Americas, 9th Floor New York, NY 10104. The Amended Offer Materials contain important information that holders are urged to read before any decision is made with respect the Offer.

BofA Securities, Inc. and BMO Capital Markets Corp. are acting as the dealer managers for the Tender Offer. Questions concerning the Tender Offer may be directed to BofA Securities, Inc. at (888) 803-9655 or BMO Capital Markets Corp. at (800) 414-3627. Georgeson LLC is acting as the information agent for the Tender Offer and Computershare Trust Company, N.A is acting as the depositary for the Tender Offer. For more information about the Tender Offer, please contact Georgeson LLC at (888) 206-5896.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE CLASS A COMMON SHARES. THE TENDER OFFER IS BEING MADE SOLELY PURSUANT TO THE AMENDED OFFER MATERIALS, WHICH SET FORTH THE COMPLETE TERMS OF THE OFFER THAT HOLDERS OF THE CLASS A COMMON SHARES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE COMPANY IS NOT MAKING THE TENDER OFFER TO (NOR WILL IT ACCEPT ANY TENDER OF SECURITIES FROM OR ON BEHALF OF) HOLDERS OF CLASS A COMMON SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF CLASS A COMMON SHARES WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION, PROVIDED THAT THE COMPANY WILL COMPLY WITH THE REQUIREMENTS OF RULE 13E-4(F)(8) PROMULGATED UNDER THE EXCHANGE ACT. HOWEVER, THE COMPANY MAY, AT ITS DISCRETION, TAKE SUCH ACTION AS THE COMPANY MAY DEEM NECESSARY FOR IT TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF CLASS A COMMON SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON THE COMPANY’S BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

About Designer Brands

Designer Brands is one of the world’s largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry by inspiring self-expression across every facet of its enterprise. Through its portfolio of world-class owned brands, led by the industry-setting Vince Camuto brand, Designer Brands delivers on-trend footwear and accessories through its robust direct-to-consumer omni-channel infrastructure, featuring a billion-dollar digital commerce business and nearly 640 stores across the U.S. and Canada. Its retailing operations under the DSW Designer Shoe Warehouse and The Shoe Company banners deliver current, in-line footwear and accessories from most of the largest national brands in the industry and hold leading market share positions in key product categories across Women’s, Men’s and Kid’s in the U.S. and Canada. Designer Brands also distributes its owned brands through select wholesale relationships while leveraging its design and sourcing expertise to build private label product for national retailers. Designer Brands is also committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting our global community and the health of our planet through donating more than six million pairs of shoes to the global non-profit Soles4Souls. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release, other than statements of historical fact, constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the Offer, including the value of Shares to be offered to purchase in the Offer, and whether the Offer is actually consummated. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “could,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “would,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These statements are based on the Company’s current views and expectations and involve known and unknown risks, uncertainties, and other factors, including those included in the Company’s latest Annual Report on Form 10-K or other reports filed or made with the Securities and Exchange Commission, that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.